                            SCHEDULE 14A INFORMATION


          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant   [ X ]
Filed by a Party other than the Registrant   [   ]

[   ]    Preliminary Proxy Statement
[ X ]    Definitive Proxy Statement
[   ]    Definitive Additional Materials
[   ]    Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12



                                   HAGGAR CORP.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                                   HAGGAR CORP.
                ------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[ X ]    No fee required.

[   ]    $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
         14a-6(j)(2).
[   ]    $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
[   ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
         and 0-11.

          1)   Title of each class of securities to which transaction applies:

               -----------------------------------------------------------------

          2)   Aggregate number of securities to which transaction applies:

               -----------------------------------------------------------------

          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: ___/

               -----------------------------------------------------------------

          4)   Proposed maximum aggregate value of transaction:

               -----------------------------------------------------------------

___/ Set forth the amount on which the filing fee is calculated and state how it was determined.

[   ]     Check box if any part of the fee is offset as provided by Exchange Act
          Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)   Amount Previously Paid:

               -----------------------------------------------------------------

          2)   Form, Schedule or Registration Statement No.:

               -----------------------------------------------------------------

          3)   Filing Party:

               -----------------------------------------------------------------

          4)   Date Filed:

               -----------------------------------------------------------------

                                     [Logo]



                                   HAGGAR CORP.
                                6113 LEMMON AVENUE
                               DALLAS, TEXAS  75209


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD FEBRUARY 13, 1997



To Our Stockholders:

          NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Stockholders of Haggar Corp. (the "Company") will be held at the Company's Customer Service Center, 5401 North Riverside Drive, Fort Worth, Texas on the 13th day of February, 1997, at 2:00 p.m. (local time) for the following purposes:

               1. To elect two Class I directors to serve until the expiration of their terms and until their successors are duly elected and qualified;

               2. To ratify the appointment by the Board of Directors of Arthur Andersen LLP as independent certified public accountants of the Company for the fiscal year ending September 30, 1997; and

               3. To transact such other business as may properly come before the meeting or any adjournments thereof.

          Stockholders of record at the close of business on December 30, 1996, are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

          You are cordially invited to attend the Annual Meeting.

                                            By Order of the Board of Directors


                                            /s/ J. M. HAGGAR, III
                                            ------------------------------------
                                            J. M. Haggar, III
                                            CHAIRMAN AND CHIEF EXECUTIVE OFFICER


Dated:  January 15, 1997


          WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE MARK, SIGN, DATE, AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

-------------------------------------------------------------------------------



                                      MAP



-------------------------------------------------------------------------------



                                 DIRECTIONS TO

                  HAGGAR CLOTHING CO. CUSTOMER SERVICE CENTER
                            5401 N. RIVERSIDE DRIVE
                           FORT WORTH, TEXAS   76137
                                 817-232-2700

Take the Beach Street exit north from Highway 820. Take the first left, which is Sandshell. Proceed 0.6 miles to Riverside Drive. The Customer Service Center is at the intersection of Sandshell and Riverside Drive.

Tours of the facility will be offered commencing at noon prior to the Annual Meeting.

                                  HAGGAR CORP.
                               6113 LEMMON AVENUE
                              DALLAS, TEXAS  75209



                                PROXY STATEMENT

                                      FOR

                        ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD FEBRUARY 13, 1997

                                ---------------


                   SOLICITATION AND REVOCABILITY OF PROXIES

          The accompanying proxy is solicited by the Board of Directors of Haggar Corp., a Nevada corporation ("Haggar" or the "Company"), to be voted at the 1997 Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, February 13, 1997, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (the "Notice") and at any adjournment(s) thereof. When proxies in the accompanying form are properly executed and received, the shares represented thereby will be voted at the Annual Meeting in accordance with the directions noted thereon. If no direction is indicated on the proxy, the shares represented thereby will be voted for the election of directors and in favor of the other proposals set forth in the Notice.

          The enclosed proxy, even though executed and returned, may be revoked at any time prior to the voting of the proxy by giving written notice of revocation to the Assistant Secretary of the Company or by executing and delivering to the Assistant Secretary of the Company a proxy bearing a later date. However, no such revocation shall be effective until notice thereof has been received by the Company at or before the Annual Meeting. Mere attendance at the Annual Meeting will not of itself revoke the proxy.

          In addition to the solicitation of proxies by mail, the directors, officers and regular employees of the Company may solicit the return of proxies either by mail, telephone, telegraph, or through personal contact. Such officers and employees will not be additionally compensated but will be reimbursed for out-of-pocket expenses. The cost of preparing, printing, assembling, and mailing the Annual Report, the Notice, this Proxy Statement, and the enclosed proxy will be borne by Haggar.

          The principal executive offices of Haggar are located at 6113 Lemmon Avenue, Dallas, Texas 75209. Haggar's mailing address is the same as that of its principal executive offices.

          This Proxy Statement and accompanying proxy are first being mailed on or about January 15, 1997. Haggar's Annual Report covering the Company's fiscal year ended September 30, 1996, is enclosed herewith, but does not form any part of the materials for solicitation of proxies.

                            PURPOSES OF THE MEETING

          At the Annual Meeting, the stockholders of Haggar will consider and vote on the following matters:

               1. The election of two Class I directors to hold office until the expiration of their terms and until their successors are duly elected and qualified;

               2. The ratification of the appointment by the Board of Directors of Arthur Andersen LLP as independent certified public accountants of the Company for the fiscal year ending September 30, 1997; and

               3. The transaction of such other business that may properly come before the Annual Meeting or any adjournments thereof.


                               QUORUM AND VOTING

          The record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting was the close of business on December 30, 1996 (the "Record Date"). On the Record Date, there were 8,551,382 shares of Common Stock of the Company, par value $0.10 per share, issued and outstanding, each of which is entitled to one vote on all matters to be acted upon at the Annual Meeting. There are no cumulative voting rights. The presence, in person or by proxy, of holders of a majority of the outstanding shares of Common Stock entitled to vote at the meeting is necessary to constitute a quorum to transact business. Assuming the presence of a quorum, directors will be elected by a plurality of the votes cast. The affirmative vote of the holders of a majority of the shares of Common Stock represented at the Annual Meeting will be required to approve all other matters to be presented at the Annual Meeting.

          Abstentions and broker non-votes will be counted toward determining whether a quorum is present at the Annual Meeting. Abstentions and broker non-votes will have no effect on the election of directors or the approval of any other matters.


           PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT

          Prior to the completion of the Company's initial public offering of its Common Stock in December 1992, lineal descendants of J. M. Haggar, Sr. (the "Haggar family members") and their respective spouses controlled the voting and disposition of substantially all of the issued and outstanding shares of the Common Stock. By virtue of their family relationships, each Haggar family member could be deemed to be the beneficial owner of all shares of the Common Stock directly or indirectly owned or controlled by all other Haggar family members. Similarly, each child of J. M. Haggar, Sr. and his or her respective lineal descendants could be deemed to beneficially own as a group all of the shares of the Common Stock directly or indirectly owned or controlled by any of them. However, except as set forth below, each Haggar family member has disclaimed beneficial ownership of the shares of the Common Stock directly or indirectly owned or controlled by all other Haggar family members.

          The following table and the notes thereto set forth certain information regarding the beneficial ownership of the Company's Common Stock as of the Record Date, by (i) each current director and nominee for director of the Company; (ii) the executive officers of the Company; (iii) all executive officers and current directors of the Company as a group; and (iv) each other person known to the Company to own beneficially more than five percent of the presently outstanding Common Stock.

                                          COMMON              PERCENT OF
                                        STOCK OWNED           CLASS OWNED
                                      BENEFICIALLY (1)       BENEFICIALLY (1)
                                      ----------------       ----------------
       J. M. Haggar, III (2)..........    687,566                 7.9
       Frank D. Bracken (3)...........    169,127                 1.9
       Ralph A. Beattie (4)...........     97,668                 1.1
       Richard W. Heath (5)...........     11,400                  *
       Norman E. Brinker (6)..........      7,000                  *
       Rae F. Evans (7)...............      4,600                  *
       Carlos H. Cantu (8)............      3,700                  *
       All Executive Officers and
        Directors (7 persons) (9).....    981,061                10.9
       Marian Rose Haggar Bryan (10)..    430,191                 5.0
       Franklin Resources, Inc. (11)..    800,000                 9.4
       Barrow Hanley Mewhinney
        & Strauss, Inc. (12)..........    468,500                 5.5
______________________

*Less than 1%.

(1) Except as otherwise indicated, the persons named in the table have sole voting and dispositive power with respect to the shares of Common Stock shown as beneficially owned by them. Except as otherwise noted, shared voting and dispositive power is by virtue of serving as a trustee of various trusts for Haggar family members and/or as a director of a charitable foundation established by Haggar family members and, in such cases, more than one beneficial owner may be listed for the same shares.

(2) Includes 2,299 shares over which J. M. Haggar, III shares voting and dispositive power with his wife, 105,624 shares over which he otherwise shares voting and dispositive power and 158,333 shares which may be acquired pursuant to stock options that are currently exercisable.

(3) Includes 10,000 shares over which Mr. Bracken shares voting and dispositive power with his wife and 149,333 shares which may be acquired pursuant to stock options that are currently exercisable.

(4) Includes 92,666 shares which may be acquired pursuant to stock options that are currently exercisable. Mr. Beattie resigned as a director and officer of the Company effective December 31, 1996.

(5) Includes 5,000 shares over which Mr. Heath shares voting and dispositive power with his wife and 6,400 shares which may be acquired pursuant to stock options exercisable currently or within 60 days of the Record Date.

(6) Includes 6,000 shares which may be acquired pursuant to stock options exercisable currently or within 60 days of the Record Date.

(7) Represents shares which may be acquired pursuant to stock options exercisable currently or within 60 days of the Record Date.

(8) Includes 3,600 shares which may be acquired pursuant to stock options exercisable within 60 days of the Record Date.

(9) Includes 122,923 shares over which voting and dispositive power is shared and 420,932 shares which may be acquired pursuant to stock options which are exercisable currently or within 60 days of the Record Date.

(10) Includes 1,572 shares over which Ms. Bryan shares voting and dispositive power with her husband and 87,058 shares over which she otherwise shares voting and dispositive power. Ms. Bryan's address is 6113 Lemmon Avenue, Dallas, Texas 75209.

(11) Based on information contained in Schedule 13G filed September 30, 1996, by Franklin Resources, Inc., whose address is 1 Parker Place, 16th Floor, Fort Lee, New Jersey 07024.

(12) Based on information provided to the Company by Barrow Hanley Mewhinney & Strauss, Inc., whose address is 3232 McKinney Avenue, 15th Floor, Dallas, Texas 75204.


                               ELECTION  OF  DIRECTORS
                                       (ITEM 1)

       The Board of Directors of the Company is divided into three classes presently consisting of two Class I directors, three Class II directors and two Class III directors. The term of office of the Class I directors expires at the 1997 Annual Meeting. The Board of Directors has proposed Frank D. Bracken and Rae F. Evans as nominees for election as the two Class I directors to serve for three-year terms and until their successors are elected and qualified. If elected as a Class I director, Mr. Bracken will vacate his present position as a Class II director. In such event, the Board of Directors intends to reduce the number of Class II directors to two, resulting in three classes of directors with two directors in each class.

       A plurality of the votes cast at the meeting is required to elect each nominee. Shares represented by proxies will be voted for the election of the nominees named below unless authority to do so is withheld. Management has no reason to believe that any nominee will be unable to serve if elected. If any nominee should be unable to serve, the shares represented by a proxy may be voted for a substitute nominee to be designated by the Board of Directors.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE FOR CLASS I DIRECTOR.

       NAME                AGE  POSITIONS WITH COMPANY
       ----                ---  ----------------------
       Frank D. Bracken    56   President, Chief Operating Officer and
                                 Director

       Rae F. Evans        48   Director


       FRANK D. BRACKEN has served as a director of the Company since 1991. He was elected President and Chief Operating Officer of the Company in 1994. Mr. Bracken previously served as Executive Vice President of Marketing of the Company since 1991. He joined the Company as a management trainee in 1963 and has served as a Regional Sales Manager, Western Sales Manager, National Sales Manager, Senior Vice President of Sales and Merchandising and Senior Vice President of Marketing.

       RAE F. EVANS is President of Rae Evans & Associates, Inc., a firm specializing in Washington corporate strategies. Prior to founding Rae Evans & Associates, Inc. in January 1995, Mrs. Evans had served as Vice President, National Affairs of Hallmark Cards, Inc. for 13 years. She was elected to the Board of Directors of the Company in 1994. Mrs. Evans has also served on the Board of Directors of Brinker International, Inc. since 1991. Mrs. Evans serves on the Board of Trustees of the Meridian International Center and the Women's Museum of Washington and on the Board of Advisors of Catalyst and the National Women's Economic Alliance. She is also a member of the Commissioner's Advisory Council for the Ladies Professional Golf Association.

                          DIRECTORS  CONTINUING  IN  OFFICE

       Set forth below is information concerning the other directors of the Company whose terms will continue after the Annual Meeting:

       NAME                AGE  POSITIONS WITH COMPANY
       ----                ---  ----------------------
       J. M. Haggar, III   45   Chairman of the Board, Chief Executive
                                 Officer and Director

       Norman E. Brinker   65   Director

       Richard W. Heath    54   Director

       Carlos H. Cantu     63   Director


       J. M. HAGGAR, III has served as Chairman of the Board of the Company since 1994, and as Chief Executive Officer since 1990. He has been a director of the Company since 1983. He also served as President of the Company from 1990 to 1994. Mr. Haggar joined the Company on a part-time basis in 1969 and on a full-time basis in 1973. Over the course of his career with the Company, Mr. Haggar has participated in virtually every aspect of the business, including three years in the Manufacturing Division, two years as the Dallas Service Center Manager, one year in the Sales Division, six years in the Marketing and Merchandising Division, and in 1985 was named President of the Menswear Division. Mr. Haggar also serves on the Boards of Directors of Texas Commerce Bank-Dallas and BeautiControl Cosmetics, Inc.

       NORMAN E. BRINKER has served as a director of the Company since 1990. He is the Chairman of the Board of Brinker International, Inc., a company that owns casual-style restaurants, including Chili's Grill & Bar, Romano's Macaroni Grill, On The Border, Cozymel's, Maggiano's Little Italy and The Corner Bakery. Mr. Brinker also served as Chief Executive Officer of Brinker International, Inc. from 1983 until 1995. He was the founder of Steak & Ale Restaurants and is a former Chairman of Burger King Corporation and a former President of The Pillsbury Restaurant Group.

       RICHARD W. HEATH has served as a director of the Company since 1991. He has been President, Chief Executive Officer and a director of BeautiControl Cosmetics, Inc., a direct seller of cosmetic and skin care products, since its inception in 1981. He has over 27 years of experience in the direct sales industry. Mr. Heath also serves on the Texas Parks and Wildlife Commission.

       CARLOS H. CANTU is President and Chief Executive Officer of The ServiceMaster Company, a leading provider of consumer services and management support. Mr. Cantu joined ServiceMaster in 1986 when it acquired Terminix, where he had served as President. He serves on the Boards of Directors of ServiceMaster Company L.P. and First Tennessee National Corporation.

BOARD COMMITTEES AND MEETINGS

       Standing committees of the Board of Directors of the Company include the Executive Committee, Audit Committee, Compensation Committee and Nominating Committee.

       The Executive Committee is presently composed of J. M. Haggar, III (chairman) and Frank D. Bracken. Pursuant to the Bylaws of the Company, between meetings of the Board of Directors the Executive Committee has the full power and authority of the Board in the management of the business and affairs of the Corporation, except to the extent limited by statute. The Executive Committee meets periodically between meetings of the Board of Directors and held eight such meetings during fiscal 1996.

       The Audit Committee is presently composed of Norman E. Brinker (chairman), Rae F. Evans and Carlos H. Cantu. The Audit Committee provides the opportunity for direct communication between the independent certified public accountants, the internal accounting staff and the Board of Directors.
 The Audit Committee met twice during fiscal 1996 to review the scope and results of the fiscal 1995 audit, to review various matters with respect to internal financial controls and procedures, to consider the engagement of the Company's auditors for fiscal 1996 and to review the timing and planning of the 1996 audit.

       The Compensation Committee is presently composed of Richard W. Heath (chairman) and Rae F. Evans. The Compensation Committee provides recommendations to the Board of Directors regarding compensation for executive officers and senior management of the Company. The Compensation Committee also administers the Company's 1992 Long Term Incentive Plan, including the grant of stock options thereunder. The Compensation Committee met once during fiscal 1996.

       The Nominating Committee is presently composed of J. M. Haggar, III (chairman), Norman E. Brinker and Richard W. Heath. The Nominating Committee investigates and recommends to the Board of Directors qualified nominees for election to the Board. The Nominating Committee will consider a nominee for director recommended by a stockholder of the Company if a written request naming the person to be placed in nomination, accompanied by a brief biographical description of the proposed nominee and his or her written consent to serve as a director if elected, is submitted and received by the Secretary of the Corporation not later than (i) 60 days following the end of the Corporation's fiscal year immediately preceding the annual meeting of the stockholders, or (ii) if a vacancy is to be filled at a special meeting of stockholders, five business days following the earlier of the public disclosure of such special meeting or the date notices thereof were mailed. The Nominating Committee met twice during fiscal 1996.

       The Board of Directors held five meetings during the fiscal year ended September 30, 1996. Various matters were also approved during the last fiscal year by unanimous written consent of the Board of Directors. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which such director served.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

       Richard W. Heath and Rae F. Evans comprised the Compensation Committee of the Company during fiscal 1996. Neither Mr. Heath nor Mrs. Evans has ever been an officer or employee of the Company. During fiscal 1996, J. M. Haggar, III served as a director of BeautiControl Cosmetics, Inc., for whom Mr. Heath serves as President and Chief Executive Officer.

DIRECTOR COMPENSATION

       Non-employee members of the Board of Directors receive $15,000 annually plus $1,000 for each Board meeting or committee meeting attended. Non-employee directors also receive a grant of stock options covering 9,000 shares of Common Stock on their initial election to the Board and an additional grant of stock options covering 6,000 shares of Common Stock upon each re-election to the Board. Directors who are also employees of the Company receive no additional compensation for their service on the Board and its committees.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

       The Company's executive officers, directors and beneficial owners of more than 10% of the Company's Common Stock are required to file reports of ownership and changes of ownership of the Common Stock with the Securities and Exchange Commission. Based solely upon information provided to the Company by individual directors, executive officers and beneficial owners, the Company believes that during the fiscal year ended September 30, 1996, all such reports were timely filed.

                               EXECUTIVE  COMPENSATION

SUMMARY COMPENSATION TABLE

          The following table sets forth certain information concerning compensation of the Chief Executive Officer and the only two other executive officers of the Company for the fiscal years ended September 30, 1996, 1995 and 1994.

                                                                    LONG TERM
                                        ANNUAL COMPENSATION       COMPENSATION
                                        -------------------       ------------
                                                                   SECURITIES
                                                     OTHER ANNUAL   UNDERLYING   ALL OTHER
      NAME AND           FISCAL   SALARY     BONUS   COMPENSATION    OPTIONS   COMPENSATION
 PRINCIPAL POSITION       YEAR     ($)       ($)(1)     ($)(2)        (#)(3)      ($)(4)
 -------------------     ------   ------     ------   ----------     --------   ----------
J. M. Haggar, III         1996    450,000   108,400     54,150          -          7,752
  Chairman and Chief      1995    443,804   175,000     44,806        50,000       8,590
  Executive Officer       1994    382,304   470,000     40,323        65,000       7,267

Frank D. Bracken          1996    400,000    87,200     45,954          -          7,752
  President and Chief     1995    394,261   140,000     34,306        50,000       8,590
  Operating Officer       1994    333,554   300,000     31,083        60,000       7,267

Ralph A. Beattie (5)      1996    220,000    52,800     24,534        -            7,752
  Executive Vice          1995    219,988    87,500     22,126        25,000       8,590
  President and Chief     1994    214,821   230,000     20,163        40,000       7,267
  Financial Officer

___________________________

(1) Reflects bonus earned during the fiscal year pursuant to the Company's Management Incentive Bonus Plan described in the Compensation Committee Report contained herein. In each case, the bonus was approved and paid during the following fiscal year.

(2) Represents tax reimbursements for the fiscal year pursuant to the Company's Deferred Annuity Plan described in the Compensation Committee Report contained herein.

(3) Awards were granted on October 29, 1993, and November 2, 1994, for the purchase of Common Stock of the Company pursuant to the 1992 Long Term Incentive Plan described in the Compensation Committee Report contained herein.

(4) Represents car allowances and the Company's contributions to its defined contribution profit sharing plan and Section 401(k) retirement plan for the account of the executive officer.

(5) Mr. Beattie resigned as a director and officer of the Company effective December 31, 1996.

OPTION GRANTS IN LAST FISCAL YEAR

          There were no individual grants of stock options to any of the three executive officers of the Company during the fiscal year ended September 30, 1996.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

          Shown below is information with respect to the three executive officers of the Company regarding option exercises during the fiscal year ended September 30, 1996, and the number and value of unexercised options held as of September 30, 1996.

                                                           SECURITIES                       VALUE OF
                                                           UNDERLYING                     UNEXERCISED
                                                           UNEXERCISED                    IN-THE-MONEY
                                                           OPTIONS AT                      OPTIONS AT
                     SHARES                            FISCAL YEAR END (#)           FISCAL YEAR END ($)(1)
                   ACQUIRED ON        VALUE       ----------------------------    ----------------------------
                   EXERCISE (#)    REALIZED ($)   EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
                   ------------    ------------   -----------    -------------    -----------    -------------
J. M. Haggar, III        0               0           158,333         31,667            -               -

Frank D. Bracken         0               0           149,333         30,667            -               -

Ralph A. Beattie (2)     0               0            92,666         17,334            -               -

___________________

(1)    None of such options were "in-the-money" as of September 30, 1996.
(2) Mr. Beattie resigned as a director and officer of the Company effective December 31, 1996.

PERFORMANCE GRAPH

        The line graph below compares the cumulative total stockholder return on the Company's Common Stock with the return on the Standard & Poor's 500 Stock Index ("S&P 500") and the Standard & Poor's Textile and Apparel Manufacturers Index ("S&P Apparel"). In accordance with the disclosure rules of the Securities and Exchange Commission, the measurement assumes a $100 investment in the Company's stock as of December 11, 1992 (the first day of public trading after the initial public offering) with all dividends reinvested, and a $100 investment in the indexes on November 30, 1992 (the end of the month prior to the Company's initial public offering).

                              12/11/92   9/30/93   9/30/94   9/30/95   9/30/96
                              --------   -------   -------   -------   -------
Haggar Corp.                    100        98        147       100       79
S&P 500                         100       109        113       147      176
S&P Textiles (Apparel)          100        69         75        73      100

                           COMPENSATION  COMMITTEE  REPORT

INTRODUCTION

          The Compensation Committee, which is comprised of two non-employee directors of the Company, is responsible for structuring, evaluating and recommending to the Board of Directors the Company's executive compensation policies and the annual compensation of the executive officers and other senior management of the Company thereunder. In connection with such responsibilities, the Compensation Committee has exclusive authority to administer the Company's 1992 Long Term Incentive Plan, including the grant of stock options and other awards thereunder. All other actions of the Compensation Committee are subject to the approval of the Board of Directors.

EXECUTIVE COMPENSATION OBJECTIVES

          The primary objectives of the Compensation Committee are to ensure that the compensation provided to the Company's executive officers and other senior management integrates with Haggar's annual and long-term performance objectives, to reward superior performance, and to assist the Company in attracting, retaining and motivating executives with exceptional leadership abilities. Consistent with this philosophy, the Compensation Committee has established a competitive and appropriate total compensation package for the executive officers and other senior management of the Company consisting primarily of base salary, annual bonus pursuant to a Management Incentive Plan, discretionary payments under a Deferred Annuity Plan and stock options pursuant to the 1992 Long Term Incentive Plan. The Compensation Committee does not presently anticipate that the compensation of any executive officer will materially exceed the cap on deductibility imposed by Section 162(m) of the Internal Revenue Code during fiscal 1997.

ELEMENTS OF EXECUTIVE COMPENSATION

          BASE SALARY. The Compensation Committee recommends base salaries each year at a level intended to be within the competitive market range of comparable companies. In addition to the competitive market range, many factors are considered in determining base salaries, including the responsibilities assumed by the executive, length of service, individual performance and internal equity considerations. To ensure that the Company maintains its competitive position and retains the talent necessary to meet the challenges in the apparel industry, the Compensation Committee will continue to evaluate and analyze Haggar's base salaries and make appropriate adjustments.

          ANNUAL BONUS. The Board of Directors has approved a Management Incentive Plan pursuant to which certain members of senior management of the Company are eligible to receive a cash bonus following each fiscal year in which the Company meets or exceeds an annual net income goal established by the Board of Directors. The amount of individual bonuses is based on the performance of the Company, the total amount of funds available for distribution and each participant's incentive base amount (provided that no participant's bonus may exceed 200% of his incentive base amount). Eligibility to participate in the Management Incentive Plan and the amount of the bonus pool are determined by the Compensation Committee and approved by the Board of Directors.

          DISCRETIONARY PAYMENTS. The Company has established a Deferred Annuity Plan pursuant to which all salaried and sales personnel whose total salary, commissions and incentive base is $50,000 or more may make voluntary contributions to deferred annuity investment products on an after-tax basis through payroll deductions or direct payment. Each year, the Board of Directors determines whether to pay an additional cash bonus to any of the participants in the Deferred Annuity Plan for the purpose of compensating for federal income taxes owed on the annuity plan investment contribution and the bonus. Although the Compensation Committee does not administer the Deferred Annuity Plan, bonuses paid to executive officers thereunder are subject to review and approval by the Compensation Committee in connection with its evaluation of the total compensation of the Company's executive officers.

          STOCK OPTIONS. Stock options are granted by the Compensation Committee under the Company's 1992 Long Term Incentive Plan. One of the Compensation Committee's priorities is for the executive officers and senior management of the Company to be significant stockholders so that their interests are aligned with the interests of Haggar's other stockholders. The Compensation Committee believes that this strategy motivates executives to remain focused on the overall long-term performance of the Company. Under the 1992 Long Term Incentive Plan, stock options are granted with an option exercise price not less than the fair market value of the Common Stock on the day of grant. Stock options are normally granted annually and, in support of the Compensation Committee's ownership objectives, are intended to be granted to the executive officers at levels at the high end of the competitive market range of comparable companies. No stock options were granted to the executive officers of the Company during fiscal 1996. Stock options granted to other senior management during fiscal 1996 vest ratably over three years and remain exercisable for ten years from the date of grant, subject to the provisions of the 1992 Long Term Incentive Plan.

CHIEF EXECUTIVE OFFICER COMPENSATION

          During fiscal 1996, Haggar's most highly compensated executive officer was its Chief Executive Officer, J. M. Haggar, III. The Chief Executive Officer participates in the same executive compensation program provided to the other executive officers and senior management of the Company as described above. The Compensation Committee's approach to setting compensation for the Chief Executive Officer is to be competitive with comparable companies and to have a major portion of his compensation depend on the achievement of performance criteria.

          The Chief Executive Officer's total cash compensation for fiscal 1996 was $620,302. Approximately 17.5% of this amount was earned under the annual Management Incentive Program. The Chief Executive Officer's base salary was increased during fiscal 1996 to $450,000, an approximately 1.4% increase from his former base salary. In light of the Company's continued promotion of new products and the leadership required to overcome adverse business conditions, the Compensation Committee believes that the Chief Executive Officer's total compensation for fiscal 1996 was reasonable and appropriate.

CONCLUSION

          The Compensation Committee believes the mix of conservative salaries, cash incentives for short-term performance and the potential for equity-based rewards for long-term performance represents an appropriate balance of executive compensation. This balanced executive compensation program provides a competitive and motivational compensation package to the executive officer team necessary to continue to produce the results the Company strives to achieve.

               The Compensation Committee:

               Richard W. Heath
               Rae F. Evans


                       RATIFICATION  OF  SELECTION  OF  AUDITOR
                                       (ITEM 2)

          The Board of Directors has selected Arthur Andersen LLP as independent certified public accountants to audit the consolidated financial statements of the Company for the fiscal year ending September 30, 1997, and has determined that it would be desirable to request that the stockholders ratify such selection. The affirmative vote of a majority of the outstanding shares of Common Stock present at the Annual Meeting in person or by proxy is necessary for the ratification of the appointment by the Board of Directors of Arthur Andersen LLP as independent certified public accountants. Arthur Andersen LLP served as the Company's independent certified public accountants for the fiscal year ended September 30, 1996, and has reported on the Company's consolidated financial statements for such year. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

          The Board of Directors has the responsibility for selecting the Company's independent certified public accountants and stockholder ratification is not required. However, the selection is being submitted for ratification at the Annual Meeting with a view towards soliciting the stockholders' opinions, which the Board of Directors will take into consideration in future deliberations.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF ARTHUR ANDERSEN LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 1997.

                                   OTHER BUSINESS
                                       (ITEM 3)

          The Board knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the proxy as in their discretion they may deem appropriate, unless they are directed by the proxy to do otherwise.

                            DATE FOR RECEIPT OF PROPOSALS

          Any proposal to be presented by a stockholder at the Company's 1998 Annual Meeting of Stockholders must be presented to the Secretary of the Company not later than September 19, 1997.

                         By Order of the Board of Directors



                         /s/ J. M. Haggar, III
                         ------------------------------------------
                         J. M. Haggar, III
                         CHAIRMAN AND CHIEF EXECUTIVE OFFICER


January 15, 1997
Dallas, Texas


IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE MARK, SIGN, DATE, AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

                                   HAGGAR CORP.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                FEBRUARY 13, 1997
      THIS PROXY IS SOLICITED ON BEHALF OF HAGGAR CORP.'S BOARD OF DIRECTORS

   The undersigned hereby appoints Marc Joseph and Robert C. Qualls and each of them, proxies for the undersigned, with full power of substitution, to vote all shares of Haggar Corp. Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Haggar Corp. to be held on Thursday, February 13, 1997, or at any adjournment thereof, upon the matters set forth on the reverse side and described in the accompanying Proxy Statement and upon such other business as may properly come before the meeting or any adjournment thereof.

   This proxy, when properly executed, will be voted in the manner directed. Please mark this proxy as indicated on the reverse side to vote on any item. If you wish to vote in accordance with the Board of Directors' recommendations, no boxes need to be checked. Regardless of how you vote, the proxy must be signed to be valid. If you attend the meeting, you may revoke your proxy and vote in person.



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

                                                      Please mark
                                                      your votes as
                                                      indicated in     /X/
                                                      this example


                             THE TWO RESOLUTIONS ON THE BALLOT ARE:

1. ELECTION OF DIRECTORS                                                             2. APPROVAL OF ARTHUR
                                                                                        ANDERSEN LLP AS INDEPENDENT
                                                                                        CERTIFIED PUBLIC ACCOUNTANTS

FOR all nominees         TO WITHHOLD       NOMINEES: Frank D. Bracken, Rae F. Evans
(Except as marked         AUTHORITY        (INSTRUCTIONS: To withhold authority to
to the contrary)      (For all nominees    vote for any individual nominee, write
                           listed)         that nominee's name in the space
                                           provided below.)                               FOR     AGAINST   ABSTAIN
       / /                  / /                                                           / /       / /       / /
                                           ----------------------------------------


                                                                                      CHANGE
                                                                                        OF         / /
                                                                  __                  ADDRESS
                                                                    |
                                                                    |
                                                                                      I PLAN TO
                                                                                       ATTEND    / /
                                                                                     THE MEETING



SIGNATURE(S)                                                                                   Date
             -------------------------------------------------------------------------------        ----------
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
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